                                                                   EXHIBIT 99

                            REGISTRATION AGREEMENT

     This Registration Agreement (the "Agreement") is made this 7th day of August, 1996 by and among Health Images, Inc., a Delaware corporation (the "Corporation"), and those individuals who are signatories hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                                   RECITALS

     WHEREAS, each of the Stockholders holds stock options or warrants entitling them to purchase that number of shares of common stock of the Corporation, $.01 par value par share (the "Common Stock"), set forth opposite such Stockholder's name on Attachment 1 hereto (the "Options");

     WHEREAS, the Stockholders desire the Corporation to register the shares of Common Stock issuable upon the exercise of the Options under the Securities Act (as hereafter defined) for resale by the Stockholders;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

           1.   Definitions.

          (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, as defined herein, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          (b) The term "Registrable Securities" means shares of Common Stock that may be issued to any Stockholder upon exercise of any Option, but shall not include any Common Stock that (i) has been effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such security, (ii) has been distributed to the public pursuant to Rule 144 under the Securities Act.

          (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form to Form S-3 under any amendment to the Securities Act subsequently adopted by the SEC, as defined herein.

          (d) The term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person or entity.

           (e)  The term "SEC" means the Securities and Exchange Commission.

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           (f)  The term "Securities Act" means the Securities Act of 1933, as amended.

           (g) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           2.   Registration.

          (a) The Corporation shall use its best efforts to prepare and file with the SEC as soon as practicable after the date hereof a registration statement on Form S-3 (the "Registration Statement") for the registration of the Registrable Securities for resale by the Stockholders under the Securities Act and shall, subject to receipt of necessary information from the Stockholders pursuant to Section 4 hereof, use its best efforts to have such registration become effective as soon as practicable after the date hereof.

          (b) The Corporation shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the time when all the Registrable Securities covered by the Registration Statement have been sold by the Stockholders or (ii) the date as of which each Stockholder is entitled to sell all remaining Registerable Securities covered by the Registration Statement held by such Stockholder, without limitation as to volume, pursuant to Rule 144 under the Securities Act.

          (c) Subject to compliance with the obligations imposed by federal and state securities laws and the terms of this Agreement, each Stockholder shall be entitled to make sales of Registrable Securities pursuant the Registration Statement without limit.

           3.   Obligations of the Corporation.

           The Corporation shall:

          (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities;

          (b) Furnish to the Stockholders such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus used in connection therewith, any documents incorporated by reference into the Registration Statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

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          (c)  Use its best efforts to register or qualify the Registrable
Securities covered by the Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the Registrable Securities in such jurisdictions, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph
(c), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (d) Promptly notify each Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to paragraph (a) of this Section 3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

           (e) Use its best efforts to cause the Registerable Securities to be listed on a national securities exchange; and

           (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

           4.   Furnishing of Information.

           It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement that the selling Stockholders shall furnish to the Corporation such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by the Corporation in order to effect the registration of their Registrable Securities.

           5.   Expenses

     The Corporation shall bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

           6.   Indemnification.

           In the event any Registrable Securities are included in the Registration Statement under this Agreement:

          (a) To the fullest extent permitted by law, the Corporation will and hereby does indemnify and hold harmless each

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selling Stockholder, the officers, directors, shareholders and partners of such
Stockholder and each person, if any, who controls such Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (including in any prospectus included therein), unless such untrue statement or alleged untrue statement or omission or alleged omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus and the selling Stockholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the Securities Act, or (ii) any other violation by the Corporation of the Securities Act or any other securities law or any rule or regulation promulgated thereunder. The Corporation will reimburse each such selling Stockholder, officer, director, shareholder, partner or controlling person for any legal or other expenses reasonably incurred by them in connection with investigations or defending any such loss, claim, damage, liability or action. The indemnity provisions contained in this Section 6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable to a Stockholder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder or controlling person.

          (b) To the fullest extent permitted by law, each selling Stockholder will and hereby does indemnify and hold harmless the Corporation, each of its directors, each of its officers, each person, if any, who controls the Corporation within the meaning of the Securities Act or Exchange Act, each agent and any other selling Stockholder selling securities in the Registration Statement and any of its directors, officers or partners or any person who controls such selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon or in conformity with written

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information furnished by or on behalf of such Stockholder for inclusion in the
Registration Statement; and each such selling Stockholder will reimburse any legal or other expenses reasonably incurred by (x) the Corporation or any such director, officer, agent, controlling person of the Corporation, or (y) any other selling Stockholder, officer, director, partner or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each selling Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the total price to the public at which the registered securities sold by such selling Stockholder under the Registration Statement bears to the total public offering price of all securities, but not in any event to exceed the proceeds received by such selling Stockholder from the sale of Registrable Securities covered by the Registration Statement. The indemnity provisions contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Stockholder (which consent shall not be unreasonably withheld) nor shall the selling Stockholder be liable to the Corporation in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Corporation failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person assuming any such loss, claim, damage, or liability in any case where such delivery is required by the Securities Act.

          (c) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under these indemnity provisions, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elect within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an

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

indemnifying party or parties are not so entitled to assume the defense of such action or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim, unless in the reasonable judgment of counsel to any indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d) If the indemnification provided for in this Section 6 is unavailable to a party that would have been an indemnified party under this
Section 6 in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 6(d), a selling Stockholder of registered securities shall not as an indemnifying party be required to contribute any amount in excess of (x) the amount by which the total price at which the registered securities sold by such indemnifying party were offered to the public exceeds (y) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. The Corporation and each selling Stockholder of registered securities agrees that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of

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

allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 6(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

          (e) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect of such claim.

          (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

           7.   Holdback Agreements.

          Upon the request of the underwriters managing a public offering for sale by the Corporation of its securities, each Stockholder shall not sell or otherwise transfer or dispose of any Registrable Securities for up to 180 days following the effective date of a registration statement filed by the Corporation under the Securities Act covering the offer and sale of the Corporation's common stock or such other securities by the Corporation in an underwritten offering without the prior written consent of the underwriters for such offering. The Corporation may impose stop transfer restrictions with respect to Registrable Securities subject to the foregoing restriction until the end of the 180-day period set forth above.

           8.   Prospectus Requirements.

          Each Stockholder hereby covenants with the Corporation that it will promptly advise the Corporation of any changes in the information concerning each Stockholder contained in the Registration Statement and that such Stockholder will not make any sale of Registrable Securities pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Securities Act. Each Stockholder acknowledges that occasionally there may be times when the Corporation must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Corporation and declared effective by the SEC, the relevant prospectus supplemented by the Corporation or until such time as the Corporation has filed an appropriate report with the SEC pursuant to the Exchange Act. During any period in which sales are suspended and upon notice of such suspension from the Corporation, each Stockholder agrees not

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

to sell any such Registrable Securities pursuant to any such prospectus. Each Stockholder covenants that he will not sell any Registrable Securities pursuant to any such prospectus during the period commencing at the time at which the Corporation gives such Stockholder notice of the suspension of the use of said prospectus and ending at the time the Corporation gives notice that such Stockholder may thereafter effect sales pursuant to said prospectus.

           9.   Notices.

           All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or Federal Express, to the party to whom the same is so given or made:

     If to the Corporation, to: Health Images, Inc.
                                8601 Dunwoody Place
                                Building 200
                                Atlanta, Georgia  30350
                                Attn:  Robin Eubanks Murray, Esq.

or to such other person at such other place as the Corporation shall designate to the Stockholders in writing;

     with a copy to:            Powell, Goldstein, Frazer & Murphy
                                191 Peachtree Street, N.E.
                                Sixteenth Floor
                                Atlanta, Georgia  30303
                                Attn:  Gabriel Dumitrescu, Esq.

     If to a Stockholder, to the address set forth on Attachment 2 hereto or to such other address subsequently provided by such Stockholder to the Corporation.

           10.  Entire Agreement.

           This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter thereof, and cannot be changed or terminated orally. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.


           11.  Headings; Certain Terms.

           The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed

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

to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

           12.  Governing Law.

          All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Delaware.

           13.  Severability.

           If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

           14.  Termination of Agreement.

           This Agreement shall terminate on the date as of which the Corporation is no longer required to maintain the Registrable Securities effective as provided in Section 2(b) of this Agreement. The provisions of
Section 6 of this Agreement shall survive any such termination.

           15.  Amendments and Waivers.

           Except as otherwise provided herein, the provisions of this Agreement may be amended or waived upon the prior written consent of the Corporation and the Stockholders of at least 51% of the Registrable Securities outstanding at the time.

           16.  Section References.

           All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

           17.  Counterparts.

           This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

           18.  Binding Effect.

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

          This Agreement shall be binding on all successors and assigns of the Corporation, whether by merger, reorganization, sale of assets or otherwise.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed on their behalf by an officer or representative thereunder duly authorized, on the respective dates states below.

                                HEALTH IMAGES, INC.

                                By: /S/ Anthony T. Prescott
                                    ------------------------------
                                Name: Anthony T. Prescott
                                Title: COO

                                STOCKHOLDERS:

                                /S/ Willis A. Wilson
                                ----------------------------------
                                Willis A. Wilson

                                /S/ Jack O. Greenberg, M.D.
                                ----------------------------------
                                Jack O. Greenberg, M.D.

                                /S/ James P. Gelhard
                                ----------------------------------
                                James P. Gelhard

                                /S/ Marc I. Raphaelson, M.D.
                                ----------------------------------
                                Marc I. Raphaelson, M.D.

                                /S/ Michael R. Scott
                                ----------------------------------
                                Michael R. Scott

                                /S/ Sandra K. Brum
                                ----------------------------------
                                Sandra K. Brum

                                /S/ Stephen P. Grahek, M.D.
                                ----------------------------------
                                Stephen P. Grahek, M.D.

                                /S/ Stuart B. Strasner, Sr.
                                ----------------------------------
                                Stuart B. Strasner, Sr.

                                /S/ William E. Whitesell, Ph.D.
                                ----------------------------------
                                William E. Whitesell, Ph.D.

                                /S/ Robert L. Taylor
                                ----------------------------------
                                Robert L. Taylor

                                /S/ Robert D. Carl, III
                                ----------------------------------
                                Robert D. Carl, III

                            Attachment 1
                               Options
                                                        Number       Number       Number
Name                  Date                    Granted   of Shares   of Shares    of Shares    Total
                      Granted    Expires       Price    Granted     Exercised   Cancelled    Vested
Bill Wilson          09/11/92   09/11/02       13,500    50,000                               36,667

Jack Greenberg       06/02/95   06/02/05        5,000     3,000                                  917

James Gelhard        11/09/90    12/9/00        8,360     3,000                                3,000

James Gelhard        09/14/91   09/14/01       13,500    10,000                                9,167

Marc Raphaelson      09/14/91   09/14/01       13,500    10,000                                9,167

Marc Raphaelson      10/10/89   10/10/99        6,375     3,000                                3,000

Michael R. Scott     09/14/91   09/14/01       13,500    50,000                               45,833

Michael R. Scott     08/07/90    08/7/00        9,750    20,000                               20,000

Robert D. Carl,
III                  06/07/90    08/7/00       10,725    50,000                               50,000

Robert D. Carl,
III                  09/14/91   09/14/01       13,500   100,000                               91,667

Robert D. Carl,
III                  10/10/89   10/10/99        6,375    20,000                               20,000

Robert D. Carl,
III                  12/10/86   12/10/96        6,000    40,000                               40,000

Sandra Brum          09/14/91   09/14/01       13,500    50,000                               45,833

Stephen P.
Grahek, M.D.         12/10/86   12/10/96        6,000    30,000                               30,000


Robert L.
 Taylor              --------   --------       ------     3,000                                -----

Stuart
 Strasner            06/02/95   12/10/96        5,000     3,000                                  917

Ted Turner           10/10/89   10/10/99        6,375     3,000                                3,000

William
 Whitesell           10/10/89   10/10/99        6,375     3,000                                3,000

William
 Whitesell           09/14/91   09/14/01       13,500    10,000                                9,167
                                                         -------------------------------------------
                                                        474,000         0         4,333      432,167

                            Attachment 2

                    Stockholder Notice Addresses


1.   W.A. Wilson (Home)
     2691 West Wesley Road, NW
     Atlanta, Georgia  30327

2.   Jack O. Greenberg, M.D. (Office)
     Health Images of Philadelphia
     5090 Summerdale Avenue
     Philadelphia, Pennsylvania  19124

3.   James P. Gelhardt (Home)
     742 Barrholly Drive
     Lancaster, Pennsylvania  17603

4.   Sandra K. Brum (Home)
     2100 Habersham Marina Road
     202B
     Cumming, Georgia  30130

5.   Steven P. Grahek, M.D. (Home)
     1205 Pine Street
     Santa Monica, California  90405

6.   Stuart B. Strasner (Home)
     2532 NW 60th Street
     Oklahoma City, Oklahoma  73112-7113

7.   Marc I. Raphaelson, M.D. (Office)
     801 Toll House Avenue
     Building H-6
     Frederick, Maryland  21701

8.   Michael R. Scott (Home)
     1465 Loblolly Lane - Home
     Cumming, Georgia  30131

9.   Robert D. Carl, III (Home)
     857 Hillwood Drive
     Marietta, Georgia  30067

10.  William Whitesell, Ph.D. (Home)
     580 N. School Lane
     Lancaster, Pennsylvania  17603

11.  Robert L. Taylor  (Home)
     130 May Glen Way
     Roswell, Georgia 30076
                                      13